For Immediate Release	Exhibit 99.1

Contact: Scott Drill, President and CEO (763) 392-6200; (800) 874-4648

Insignia Systems, Inc. Reports Fourth Quarter Net Income of $1,303,000
on POPS Revenue of $8,265,000

MINNEAPOLIS – February 24, 2010 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported net sales of $8,867,000 for the fourth quarter ended December 31, 2009, an increase of 2.3%, compared to net sales of $8,668,000 for the fourth quarter ended December 31, 2008. Net income for the fourth quarter of 2009 was $1,303,000 or $0.09 per basic share and $0.08 per fully diluted share, compared to a net loss of $(2,173,000), or $(0.14) per share (basic and fully diluted), for the fourth quarter of 2008. Insignia Point-of-Purchase Services® (POPS) revenue for the fourth quarter of 2009 was $8,265,000, an increase of 2.0% compared to fourth quarter 2008 POPS revenue of $8,101,000.

For the year ended December 31, 2009, net sales were $28,770,000, a decrease of 8.4%, compared to net sales of $31,406,000 for the year ended December 31, 2008. Net income for the 2009 year was $3,716,000 or $0.25 per basic share and $0.23 per fully diluted share, compared to a net loss of $(2,257,000), or $(0.15) per share (basic and fully diluted) for the 2008 year. Insignia POPS revenue for the 2009 year was $26,666,000, a decrease of 7.8%, compared to POPS revenue of $28,931,000 for the 2008 year.

CEO Scott Drill commented, “2009 was an excellent year for Insignia. Despite the first half of the year being somewhat soft, sales momentum built in the second half culminating with record POPS revenue in the fourth quarter. We believe that the current year will probably have a similar pattern in that sales in the first quarter are soft, with POPS customer orders totaling approximately $4,860,000 with two weeks of selling time left. We anticipate a strong second half of 2010 which will be helped by the anticipated addition of over 1,100 SUPERVALU corporate stores in late June. In addition, there is a lot of retail activity which we believe will result in some significant contract signings. Our relationship with Valassis continues to be superb.”

Drill continued, “On the legal front, although the process has taken longer than anticipated, 2009 was a year of substantial progress. The Summary Judgment ruling on September 30, 2009 was significant in that the Court awarded judgment to Insignia and to me personally on all of News America Marketing In-Store, Inc.’s (NAM) counterclaims. The Court also denied NAM’s Motion for Summary Judgment on Insignia’s claims against

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February 24, 2010	Insignia Systems, Inc. Reports Fourth Quarter Results	Page 2

NAM, except that it granted NAM’s Motion on the sole issue of whether NAM possessed market power over retailers. By denying NAM’s Motion, the Court has set the stage for a trial on Insignia’s antitrust and unfair-competition claims, which include violations of the Sherman and Clayton Antitrust Acts, the Lanham Act, and those statutes’ counterparts in Minnesota state law. Trial is currently scheduled to begin April 12, 2010. Fourth quarter 2009 legal expense was $529,000 versus $828,000 in the fourth quarter of 2008. Legal expense for the 2009 year was $1,838,000 versus $4,234,000 in 2008. Cash, cash equivalents and short-term investments at December 31, 2009, were $13,197,000 up from $11,052,000 on December 31, 2008. Finally, on February 23, 2010, the Board authorized the repurchase of up to an aggregate of $2 million of its Common Stock.”

Under the repurchase plan, any shares repurchased must be purchased on or before January 31, 2011. The plan calls for the repurchases to be made in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, applicable legal requirements and other factors. Repurchased shares will become authorized but unissued shares. The plan does not obligate the Company to purchase any particular number of shares, and may be suspended at any time at the Company’s discretion in accordance with Rule 10b-18.

Non-GAAP versus GAAP Financial Statements

To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include: net income before insurance settlement proceeds; net income before insurance settlement proceeds and News America related legal fee expense; and net income before insurance settlement proceeds, News America related legal fee expense and deferred tax asset valuation allowance adjustment. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

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February 24, 2010	Insignia Systems, Inc. Reports Fourth Quarter Results	Page 3

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net income (loss)	$1,303,000	$(2,173,000)	$3,716,000	$(2,257,000)

Adjustment:
Insurance settlement proceeds	–	–	(1,387,000)	–

Non-GAAP net income (loss) before insurance settlement proceeds	1,303,000	(2,173,000)	2,329,000	(2,257,000)

Adjustment:
News America related legal expense	499,000	816,000	1,753,000	4,086,000

Non-GAAP net income (loss) before insurance settlement proceeds and News America related legal expense	1,802,000	(1,357,000)	4,082,000	1,829,000

Adjustment:
Deferred tax asset valuation allowance adjustment	–	1,930,000	–	1,930,000

Non-GAAP net income before insurance settlement proceeds, News America related legal expense and deferred tax asset valuation allowance adjustment	$1,802,000	$573,000	$4,082,000	$3,759,000

Conference Call

The Company will host a conference call today, February 24, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The Conference ID is 51018211. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until March 6, 2010. To access the replay, dial 800-642-1687 and reference Conference ID 51018211.

Insignia Systems, Inc. is an innovative developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is contracted with more than 9,200 chain retail supermarkets and drug stores, including Kroger, ShopRite and SUPERVALU. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft, Nestlé, Ocean Spray, Reckitt Benckiser, Schwan’s Bakery and Tyson Foods, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

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February 24, 2010	Insignia Systems, Inc. Reports Fourth Quarter Results	Page 4

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements. The Company’s actual results could differ materially from these forward-looking statements as a result of a number of factors, including risks and uncertainties as described in the Company’s SEC Form 10-K for the year ended December 31, 2008 and other recent filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

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February 24, 2010	Insignia Systems, Inc. Reports Fourth Quarter Results	Page 5

Insignia Systems, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net Sales	$8,867,000	$8,668,000	$28,770,000	$31,406,000
Cost of Sales	3,906,000	4,111,000	13,429,000	14,522,000
Gross Profit	4,961,000	4,557,000	15,341,000	16,884,000
Operating Expenses:
Selling	1,838,000	2,643,000	6,632,000	8,521,000
Marketing	415,000	391,000	1,540,000	1,602,000
General & administrative	1,369,000	1,603,000	4,811,000	7,060,000
General & administrative (Insurance settlement proceeds)	–	–	(1,387,000)	–

Operating Income (Loss)	1,339,000	(80,000)	3,745,000	(299,000)
Other Income, net	17,000	45,000	86,000	180,000

Income (Loss) before Taxes	1,356,000	(35,000)	3,831,000	(119,000)
Income Tax Expense	(53,000)	(2,138,000)	(115,000)	(2,138,000)

Net Income (Loss)	$1,303,000	$(2,173,000)	$3,716,000	$(2,257,000)

Net Income (Loss) per Share
Basic	$0.09	$(0.14)	$0.25	$(0.15)
Diluted	$0.08	$(0.14)	$0.23	$(0.15)

Shares used in calculation of Net Income (Loss) per Share:
Basic	15,164,000	15,233,000	15,139,000	15,484,000
Diluted	16,385,000	15,233,000	15,846,000	15,484,000

SELECTED BALANCE SHEET DATA

(Unaudited)

	December 31, 2009	December 31, 2008
Cash and cash equivalents	$8,797,000	$11,052,000
Short-term investments	4,400,000	−
Working capital	10,716,000	6,396,000
Total assets	17,839,000	15,593,000
Total liabilities	6,154,000	8,322,000
Shareholders’ equity	11,685,000	7,271,000

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